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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 14, 1997 included in Valero Energy Corporation's Form 10-K and Form 10-K/A for the year ended December 31, 1996, the incorporation by reference in this Registration Statement of our report dated February 14, 1997 (except with respect to the matters discussed in Notes 1, 2 and 3 as to which the date is May 9, 1997) included in Valero Refining and Marketing Company's Form S-1 dated May 13, 1997 and to all references to our firm included in this Registration Statement.


/s/  Arthur Andersen LLP


San Antonio, Texas
May 13, 1997